UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of Form Restricted Stock Agreement. On October 17, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Speedway Motorsports, Inc. (the “Registrant”) approved the form of Restricted Stock Agreement (the “Agreement”) to be used by the Registrant under its 2004 Stock Incentive Plan (the “Plan”). The Agreement contains customary terms and conditions regarding vesting (including in some cases performance criteria), restrictions on transferability, adjustment of awards upon certain corporate events affecting capitalization of the Registrant, tax withholding and forfeiture of awards upon a termination of service to the Registrant.

The Plan was adopted by the Board on February 18, 2004, subject to stockholder approval, and was approved by the Registrant’s stockholders at Registrant’s 2004 Annual Meeting of Stockholders on April 21, 2004.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Form of Restricted Stock Agreement under the Speedway Motorsports, Inc. 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: October 23, 2006	By:	/s/ J. Cary Tharrington IV
Vice President and General Counsel